Exhibit 4.3

[FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.	$

Floating Rate Senior Notes due 2016

CUSIP No. 459745GR0
ISIN No. US459745GR01

INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Security attached hereto on June 15, 2016.

Interest Payment Dates:  March 15, June 15, September 15 and December 15 of each year, commencing September 15, 2013.

Record Dates: March 1, June 1, September 1 and December 1 of each year.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

INTERNATIONAL LEASE FINANCE CORPORATION

By:
	Name:	Elias Habayeb
	Title:	Senior Vice President and
Chief Financial Officer

Attest:

By:
	Name:	Pamela S. Hendry
	Title:	Senior Vice President, Treasurer and
Assistant Secretary

Dated: May 24, 2013

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF SECURITY]

Floating Rate Senior Notes due 2016

1.                                    Interest

INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security in accordance with the procedures described in this section.  The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

The interest rate on the Securities for the first Interest Period (as defined below) will be the 3-month U.S. dollar London Interbank Offered Rate (‘‘LIBOR’’), as determined on May 22, 2013, plus 1.95%. Thereafter, the interest rate on the Securities for any Interest Period will be LIBOR, as determined on the applicable Interest Determination Date (as defined below), plus 1.95%. The interest rate on the Securities will be reset quarterly on each Interest Reset Date (as defined below). The first Interest Payment Date (as defined below) on the Securities will be September 15, 2013. For each Interest Period, interest on the Securities will be calculated on the basis of the actual number of days in the Interest Period divided by 360.

The Calculation Agent (as defined below) will determine LIBOR in accordance with the following provisions: With respect to any Interest Determination Date, LIBOR will be the rate for deposits in U.S. dollars having a maturity of three months commencing on the Interest Reset Date that appears on the designated LIBOR page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, LIBOR, in respect of that Interest Determination Date, will be determined as follows: the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on the Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described by this sentence, LIBOR determined as of that Interest Determination Date will be LIBOR in effect with respect to the immediately preceding Interest Period. The designated LIBOR page is the Reuters screen “LIBOR01,” or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. The Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01,” or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be denominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits. All calculations made by the Calculation Agent for the purposes of calculating the Interest Rate on the Securities shall be conclusive and binding on the Holders of Securities, the Company and the Trustee, absent manifest error.

The interest rate, as described above, on Securities shall be payable quarterly on the Interest Payment Dates, to Holders of record on the immediately preceding March 1, June 1, September 1 and December 1, as the case may be.

The following definitions will apply to the terms of the Floating Rate Senior Notes due 2016.

“Business Day” means any week day on which banking or trust institutions in neither New York nor London are authorized generally or obligated by law, regulation or executive order to close.

“Business Day Convention” means that if any Interest Payment Date or Interest Reset Date falls on a day that is not a Business Day, that Interest Payment Date or Interest Reset Date, as applicable, will be postponed to the next succeeding Business Day; provided, however, that if the next succeeding Business Day falls in the next succeeding calendar month, the applicable Interest Payment Date or Interest Reset Date will be the immediately preceding Business Day.

“Calculation Agent” means Deutsche Bank Trust Company Americas.

“Interest Determination Date” means, for each particular Interest Reset Date, the second London Business Day (as defined below) preceding such Interest Reset Date.

“Interest Payment Date” means March 15, June 15, September 15 and December 15 of each year, subject to the Business Day Convention.

“Interest Period” means the period beginning on, and including, an Interest Payment Date and ending on, but not including, the following Interest Payment Date; provided that the first Interest Period will begin on May 24, 2013, and will end on, but not include, the first Interest Payment Date.

“Interest Reset Date” means, for each Interest Period other than the first Interest Period, the first day of such Interest Period, subject to the Business Day Convention.

“London Business Day” means any week day on which banking or trust institutions in London are not authorized generally or obligated by law, regulation or executive order to close.

“Place of Payment” means New York, New York, unless the Company shall designate and maintain some other office or agency for one or more of such purposes.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the Securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

The Calculation Agent will, upon the request of the Holder of any Securities, provide the interest rate then in effect. All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and Holders of Securities. The Company may appoint a successor calculation agent with the written consent of the Paying Agent, which consent shall not be unreasonably withheld.

2.                                    Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the March 1, June 1, September 1 and December 1 immediately preceding the Interest Payment Date even if Securities are canceled after the record date and on or before the interest payment date (whether or not a Business Day).  The Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company shall pay principal and interest in money of the United States of America (“U.S.”) that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal and interest) shall be made by wire transfer of immediately available funds to the accounts specified by DTC.  The Company will make all payments in respect of a certificated Security (including principal and interest) at the office of a Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the U.S. if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.                                    Paying Agent and Registrar

Initially, Deutsche Bank Trust Company Americas will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent or Registrar without notice.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.                                    Indenture

The Company issued the Securities under an Indenture dated as of August 1, 2006, as supplemented by the First Supplemental Indenture, dated as of August 20, 2010, the Second Supplemental Indenture, dated as of December 7, 2010, the Third Supplemental Indenture, dated as of May 24, 2011, the Fourth Supplemental Indenture, dated as of December 22, 2011, the Fifth Supplemental Indenture, dated as of March 19, 2012, the Sixth Supplemental Indenture, dated as of August 21, 2012, the Seventh Supplemental Indenture, dated as of March 11, 2013 and the Eighth Supplemental Indenture, dated as of May 24, 2013 (as supplemented, the “Indenture”), by and between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Securities are senior unsecured obligations of the Company.

5.                                    Optional Redemption

The Securities are not subject to optional redemption.

6.                                    Sinking Fund

The Securities are not subject to any sinking fund.

7.                                    Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.  A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture.  Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

8.                                    Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.

9.                                   Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person.  After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

10.                            Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption, or maturity, as the case may be.

11.                            Amendment, Waiver

The Indenture and the Securities may be amended or supplemented as provided in the Indenture.

12.                            Defaults and Remedies

The Events of Default relating to the Securities are defined in Section 501 of the Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Company and the Holders shall be as set forth in the Indenture.

13.                            Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.                            No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in the Company or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Securities by accepting a Security waives and releases all such liability.

15.                            Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

16.                            Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

17.                            Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

18.                            CUSIP Numbers, ISINs and Common Codes

The Company has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs.  No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                             agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $                        .  The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian